                                                                    Exhibit 23.2




                                                (ARTHUR ANDERSEN LOGO)

                                                Arthur Andersen - Langton Clarke
                                                Auditores y Consultores, Ltda

                                                Huerfanos 770, piso 5
Consent of Independent Accountants              Santiago
                                                Chile

                                                Tel 56 2 038 1320
                                                Fax 56 2 038 2850




We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No's 333-93885, 333-87415, 333-76771 and 333-45200) and
on Form S-4 (No. 333-45196) of our report, dated February 4, 2000, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica), as of December 31, 1999 and for the two year period then ended, which appear in this Form 10-K, and to all references to our firm included in such Registration Statements.



/s/ Charles A. Bunce                            Arthur Andersen - Langton Clarke
- ----------------------------
Charles A. Bunce
(Partner)


Santiago, Chile
March 30, 2001